Exhibit 99.1

Michael Calbert Joins PVH Corp. Board of Directors;
Henry Nasella Not to Stand for Re-election

Mr. Calbert expected to succeed Mr. Nasella as non-executive Chair

NEW YORK--(BUSINESS WIRE)—March 23, 2022 -- PVH Corp. [NYSE: PVH] announced today that Michael Calbert, Chairman of the Board of Dollar General Corporation, will join its Board of Directors, effective May 2, 2022. The Company also announced that Henry Nasella, its non-executive Chair, will not stand for re-election at its June 16, 2022 annual meeting of stockholders. Both changes are part of the Board’s previously disclosed refreshment process.

Mr. Nasella has served on the Board for 19 years, including as presiding director since 2007 and Chair since 2021 when it first became an independent, non-executive role. Mr. Nasella had been nominated to serve for his last three terms by virtue of a waiver of the Board’s mandatory retirement age, as permitted under its Corporate Governance Guidelines. Mr. Calbert is expected to succeed Mr. Nasella as Chair if Mr. Calbert is re-elected at the annual meeting.

Mr. Calbert has served as Chairman of Dollar General since 2016 and formerly was a member of the private equity firm KKR & Co. L.P., where he led the Retail industry team from January 2000 until his retirement in 2014. He was previously Chief Financial Officer of Randall’s Food Markets, and started his career as a certified public accountant with Arthur Anderson Worldwide. He has extensive experience in corporate finance, strategic business planning and accounting, particularly in the retail industry, as well as a director of publicly traded retail companies.

Stefan Larsson, Chief Executive Office of PVH, said: “We are excited to welcome Michael to the Board of PVH. He is a highly experienced public company director with extensive Chair experience, and he brings deep expertise in the retail and consumer sectors. His contributions will be invaluable as we, under the Board’s guidance, build the next growth chapter for PVH. We remain focused on positioning PVH to win in the ‘new normal’ powered by our two iconic global brands, Calvin Klein and TOMMY HILFIGER.”

Mr. Calbert commented: “I’m honored to be joining the Board of PVH at this exciting time for the company and the industry. I look forward to working with my fellow Board members in supporting Stefan and the management team to realize the company’s long-term growth opportunities, deliver strong stockholder returns, and do it in a way that stays true to PVH’s purpose to drive fashion forward for good.”

Mr. Larsson continued: “On behalf of the Board of Directors and the whole management team, I want to thank Henry for his unique contributions and many years of wise counsel, as well as his incredible leadership of the Board. It is fair to say that many of our successes as a company could not have been achieved without him. We wish him all the best for the future.”

Mr. Nasella said: “It has been an honor to be part of PVH’s long, successful history as a leader in the fashion industry. I am certain PVH will continue to excel under the leadership of Stefan and PVH’s outstanding management team, supported always by the drive and passion of PVH associates around the world.”

About PVH Corp.

PVH is one of the world’s largest and most admired fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein and TOMMY HILFIGER. Our 140-year history is built on the strength of our brands, our team and our commitment to drive fashion forward for good. That’s the Power of Us. That’s the Power of PVH.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; and (ii) the other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.

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PVH Corp.

Dana Perlman
(212) 381-3502
investorrelations@pvh.com

Cindy Leggett-Flynn
communications@pvh.com